As filed with the Securities and Exchange Commission on August 5, 2022.
Registration Statement No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
ENETI INC.
(Exact name of registrant as specified in its charter)

The Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
Eneti Inc. 9, Boulevard Charles III MC 98000 Monaco 377 9798 5715 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)
Copies to:
Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging Growth Company  ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

PROSPECTUS
Subject to completion, August 5, 2022

4,512,836 Common Shares
Offered by the Selling Shareholders

ENETI INC.

This prospectus is part of a registration statement relating to the sale, in one or more offerings, of up to 4,512,836 of our common shares, par value $0.01 per share (“Common Shares”), that were previously acquired by Japan Offshore Wind Power LLC, a limited liability company organized under the laws of Japan (“JOWP”) and MOL Offshore Energy Limited, a private limited company organized under the laws of England and Wales (“MOL”, and together with JOWP, the “Selling Shareholders,” and each a “Selling Shareholder”), in connection with the Seajacks Transaction (defined later in this registration statement). The Selling Shareholders may sell any or all of these Common Shares from time to time on or off the New York Stock Exchange, or the NYSE, in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions. Information on the Selling Shareholders and the times and manners in which it may offer and sell our Common Shares are described under the sections entitled "Selling Shareholders" and "Plan of Distribution" in this prospectus.

Our Common Shares are traded on the NYSE under the symbol "NETI."

An investment in these securities involves risks. See the section entitled "Risk Factors" on page 5 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 5, 2022.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	4
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	8
CAPITALIZATION	9
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	10
SELLING SHAREHOLDERS	11
PLAN OF DISTRIBUTION	12
EXPENSES	14
LEGAL MATTERS	14
EXPERTS	14
WHERE YOU CAN FIND ADDITIONAL INFORMATION	14

This prospectus is part of a registration statement that we filed with the Commission using a shelf registration process. The Selling Shareholders may sell in one or more offerings pursuant to this registration statement up to 4,512,836 Common Shares that were previously acquired in connection with the Seajacks Transaction. This prospectus provides you with a general description of the Common Shares the Selling Shareholders may offer. We may provide you with a prospectus supplement to this prospectus that will provide updated information if required whenever the Selling Shareholders offer our Common Shares pursuant to this prospectus. This may include a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus does not contain all the information provided in the registration statement that we filed with the Commission. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither we nor the Selling Shareholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholders will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY
This summary highlights information that appears later in this prospectus and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus entitled "Risk Factors" and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus before making an investment in our securities.
Unless the context otherwise requires, as used in this prospectus, the terms "Company," "we," "us," and "our" refer to Eneti Inc. and all of its subsidiaries. "Eneti Inc." refers only to Eneti Inc. and not its subsidiaries.
The term "Selling Shareholders" refers to the shareholders described in the section entitled "Selling Shareholders," on page 11.
Unless otherwise indicated, all references to "U.S. dollars," "dollars," "U.S.$" and "$" in this prospectus are to the lawful currency of the United States of America.
Our Company
We are a company focused on serving the offshore wind and marine-based renewable energy industry through our operation of wind turbine installation vessels (“WTIVs”). WTIVs are vessels specifically designed for the transport and installation of offshore wind turbines, which are power generating devices driven by the kinetic energy of the wind near-shore or further offshore on coastlines for commercial electricity generation, onto pre-prepared foundations.
Our current fleet consists of five WTIVs that are currently on-the-water. Certain WTIVs in our current fleet are also employed in the maintenance of existing offshore wind turbines and are also suitable to employment servicing offshore oil and gas installations. In addition, we have two contracts with Daewoo Shipbuilding and Marine Engineering (“Daewoo”) for the construction of two newbuilding WTIVs that we expect to take delivery of during the third quarter of 2024 and second quarter of 2025 (the “Newbuilding WTIVs” or our “newbuilding program”).
We were formed by the Scorpio group of companies, with an affiliate of the Scorpio group remaining one of our principal shareholders, and completed our initial public offering and commenced trading on the NYSE in 2013. From March 2013 through July 2021, we were an international shipping company that owned and operated dry bulk carriers. Over the past year, we have shifted our focus from the dry bulk commodity transportation business to focus on serving the offshore wind and marine-based renewable energy industry, through the acquisition and operation of WTIVs. In July 2021, we completed our exit from the business of dry bulk commodity transportation by selling the last of the 49 vessels that were previously in our fleet. In August 2021, we completed the transformational Seajacks Transaction described below, through which we acquired our current fleet of five WTIVs, becoming the only NYSE-listed company that exclusively owns and operates WTIVs.
In addition to the ownership and operation of our fleet, we, through one of our wholly-owned subsidiaries, serve in a technical advisory role to Dominion Energy, the owner of the first WTIV being constructed in the United States under the U.S. Jones Act.
Our Common Shares are listed for trading on the NYSE under the symbol "NETI."
Acquisition of Seajacks

On August 12, 2021, one of our wholly-owned direct subsidiaries acquired 100% of Atlantis Investorco Limited, the parent of Seajacks, for aggregate consideration of 7,892,679 shares (as further described below), $302.0 million of assumed net debt, $70.7 million of newly-issued redeemable notes, and $12.0 million of cash, which we refer to as the “Seajacks Transaction.” Upon closing of the Seajacks Transaction, 7,000,000 Common Shares (the “Seajacks Transaction Common Shares”) and 700,000 Class A preferred shares, which were subsequently converted to Common Shares on a 1:1 basis on December 21, 2021, were issued to the sellers of Seajacks (the “Seajacks Sellers”, as applicable).  The remaining 192,679 Common Shares were issued on November 11, 2021 to certain of the Seajacks Sellers on a pro rata basis in connection with the exercise of a warrant issued to the Seajacks Sellers at closing of the Seajacks Transaction.
Seajacks was founded in 2006 and is based in Great Yarmouth, United Kingdom. It has a track record of installing wind turbines and foundations dating to 2009. Seajacks’ flagship, NG14000X design Seajacks Scylla, was delivered from Samsung Heavy Industries in 2015 and is capable installing turbines up to 14 MW. Seajacks also owns and operates the NG5500C design Seajacks Zaratan which is currently operating in the Japanese market under the Japanese flag capable of installing turbines up to 9.5 MW, as well as three NG2500X specification WTIVs capable of installing turbines up to 4 MW.
We believe our combination with Seajacks creates one of the world’s leading owner/operators of WTIVs and that our operating fleet, along with our high-specification contracted newbuilding WTIVs creates the most capable installation fleet in the offshore wind sector.

Our Fleet

The following tables set forth certain summary information regarding our WTIV Fleet as of June 13, 2022.

Vessel	Seajacks Scylla	Seajacks Zaratan	Seajacks Hydra	Seajacks Leviathan	Seajacks Kraken	Newbuilding WTIVs
Design	NG14000X	NG5500C	NG2500X	NG2500X	NG2500X	NG16000X

Delivery	Nov 2015	May 2012	June 2014	June 2009	March 2009	Q3 2024 – Q2 2025

Yard	Samsung Heavy Industries	Lamprell Energy Limited	Lamprell Energy Limited	Lamprell Energy Limited	Lamprell Energy Limited	Daewoo

Flag	Panama	Japan	Panama	Panama	Panama	Marshall Islands

Length overall (m)	139	109	75	75	75	148/144

Width (m)	50	41	36	36	36	56

Main crane capacity (t)	1,540	800	400	400	300	2,600

Boom length (m)	105	92	73	78	70	149

Main deck area (m2)	4,600	2,000	900	900	900	5400

Pre-load per leg (t/leg)	14,000	5,500	2,700	2,700	2,700	16,800

Max jacking load (t/leg)	7,680	3,200	1,475	1,475	1,475	9,312

Turbine carrying capacity	12-14MW+class	9.5MW class	4MW class	4MW class	4MW class	4-6 x 15-20 MW class

DP system	DP2	DP2	DP2	DP2	DP2	DP2 plus

Max POB (pax)	130	90	100	120	90	130

Leg length (m)	105	85	85	85	85	109

Water depth (m)	65	55	48	48	48	65

Thrusters	3 x 3,000kW + 3 x aft	2 x 2,000kW + 3 x 1,500kW	4 x 1,500kW	4 x 1,500kW	4 x 1,500kW	4x3500kW aft+3x3500kW fwd

Chartering Strategy and Employment of our Fleet

We seek to employ our vessels on short-term time charters of between three to twelve months, and may employ our vessels on multi-year charters for larger windfarm installation projects. We charter our vessels on a dayrate basis for short-term charters, and for a fixed project fee for multi-year charters. Our charters are with a number of different charterers and expire on different dates over a period of time. Our vessels are primarily employed to install offshore wind turbines and provide operational support and maintenance services to the offshore oil and gas industry. We believe that our chartering strategy allows us to maximize charter coverage and minimize downtime between charters.

Recent and Other Developments
Fleet
The Company has identified the NG 2500Xs as non-core assets and is initiating a process through which it determines how to best monetize these assets.
Quarterly Cash Dividend
On August 3, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.01 per share, payable on or about September 15, 2022, to all shareholders of record as of August 19, 2022. As of August 3, 2022, 40,738,704 common shares were outstanding.
Resignation of Board Member

Effective May 12, 2022, Peter Niklai has resigned from our Board of Directors (the “Board”).

Quarterly Dividend

On May 12, 2022, the Board declared a quarterly cash dividend of $0.01 per Common Share, payable on or about June 15, 2022, to all shareholders of record as of May 23, 2022.

Corporate Information
Eneti Inc. is a company incorporated under the laws of the Marshall Islands. We own our vessels through separate wholly-owned subsidiaries that are incorporated in the United Kingdom and Japan.

Effective February 8, 2021, we changed our name to Eneti Inc. from Scorpio Bulkers Inc., following receipt of the approval of our shareholders at a special meeting held on February 3, 2021. We were incorporated in the Republic of the Marshall Islands on March 20, 2013. Our Common Shares have traded on the NYSE under the symbol “SALT” since December 12, 2013. Effective February 8, 2021, our Common Shares began trading on the NYSE under the symbol “NETI”. Our principal executive offices are located at 9, Boulevard Charles III, MC 98000 Monaco. Our telephone number at that address is +377-9798-5715. We also maintain an office at 150 East 58th Street, New York, NY 10155 and our telephone number at that address is (646) 432-1675. Our website address is www.eneti-inc.com. The information contained on, or that can be accessed through our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

The following summary of the offering contains basic information about the offering and our Common Shares and is not intended to be complete. It does not contain all the information that is important to you.
Maximum number of Common Shares offered by the Selling Shareholders	4,512,836 Common Shares

Shares Issued and Outstanding as of June 30, 2022	40,738,704 Common Shares

Use of Proceeds	All Common Shares sold pursuant to this prospectus will be sold by the Selling Shareholders. We will not receive any of the proceeds from such sales.

Listing	Our Common Shares are currently listed on the NYSE under the symbol “NETI.”

Risk Factors
An investment in our Common Shares involves certain risks. You should carefully consider the risks described under "Risk Factors" on page 5 of this prospectus, and other risk factors contained in any applicable prospectus supplement, as well risk factors and other information included in or incorporated by reference herein and therein before making an investment decision.

RISK FACTORS
An investment in our Common Shares involves risk. Before making an investment in our Common Shares, you should carefully consider the risk factors and other information included in this prospectus, and the documents incorporated herein by reference, including those in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, and as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of these risk factors could adversely impact our business, financial condition or results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith. This document and any other written or oral statements made by the Company or on its behalf may include forward-looking statements, which reflect its current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. This document includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as “forward-looking statements.” We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. When used in this document, the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “would,” “could” and similar expressions or phrases may identify forward-looking statements.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on information available as of the date hereof, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.
We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors including, but not limited to:

•	our future operating or financial results;
•	changes in demand for WTIV capacity;
•	the strength of world economies and currencies;
•	the length and severity of the continuing novel coronavirus (COVID-19) outbreak, including its effects on demand for WTIVs and the installation of offshore windfarms;
•	our ability to successfully employ our existing and newbuilding WTIVs and the availability and suitability of our vessels for customer projects;
•	our ability to compete successfully for future chartering and newbuilding opportunities;
•	our continued ability to employ our vessels;
•	fluctuations in interest rates and foreign exchange rates;
•	early termination of customer contracts, our failure to secure new contracts for our vessels or the failure of counterparties to fully perform their contracts with us;
•	our ability to successfully identify, consummate, integrate and realize the expected benefits from acquisitions and changes to our business strategy;

•	our ability to successfully operate in new markets;
•	capacity of the company to monetize the 3 2500 Vessels;
•	changes in our operating expenses, including bunker prices, drydocking and insurance costs;
•	compliance with, and our liabilities under, governmental, tax, environmental and safety laws and regulations;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	potential liability from pending or future litigation;
•	general domestic and international political conditions or hostilities, including the continuing conflict between Russia and Ukraine;
•	potential disruption of shipping routes due to accidents or political events;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;
•	our continued borrowing availability under our debt agreements and compliance with the covenants contained therein;
•	fluctuations in the value of our vessels and investments;
•
our ability to fund future capital expenditures and investments in the construction, acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	potential exposure or loss from investment in derivative instruments or other equity investments in which we invest;
•	potential conflicts of interest involving members of our Board of Directors and senior management and our significant shareholders; and
•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions planned.
We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, the accompanying base prospectus, and the documents incorporated into each by reference might not occur.

Please see the section entitled “Risk Factors” in this prospectus and the documents incorporated by reference for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus and the documents incorporated into each by reference are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS
We will not receive any proceeds from sales of our Common Shares by the Selling Shareholders.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of June 30, 2022
There have been no other significant adjustments to our capitalization since June 30, 2022, as so adjusted.

You should read the information below together with the section of this prospectus supplement entitled “Use of Proceeds,” as well as our Form 20-F containing our Operation and Financial Review and Prospects and audited consolidated financial statements and related notes thereto for the year ended December 31, 2021, filed with the Commission on April 15, 2022, which is incorporated by reference herein, as well as our consolidated financial statements and related notes incorporated by reference in this prospectus.

June 30, 2022
Actual
Cash (including Restricted Cash)	$41,046

Current Debt:
Bank loans	11,975
Redeemable Notes	-
Non-Current Debt:
Bank loans	58,275
Total Debt	$70,250

Shareholders equity:
Preferred Stock	-
Common Stock	1,134
Paid-in-Capital	2,060,862
Treasury Shares	(717)
Accum Deficit	(1,381,145)
Total Shareholders' Equity	680,134
Total Capitalization	$750,384

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Marshall Islands as a corporation. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States. The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960, as our registered agent, can accept service of process on our behalf in any such action.
In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

SELLING SHAREHOLDERS
This prospectus relates to the proposed sale from time to time of up to 4,512,836 of our Common Shares by the Selling Shareholders named in the table below. We have filed the registration statement of which this prospectus forms a part in order to permit the Selling Shareholder to offer these shares for resale or transfer from time to time as set forth below in "Plan of Distribution."
The registration statement including this prospectus is being filed pursuant to the Registration Rights Agreement, dated August 12, 2021 between us and the Selling Shareholders, in connection with the Seajacks Transaction, whereby we agreed to register the Seajacks Transaction Common Shares on a registration statement on Form F-3.
The following table sets forth certain information regarding the Selling Shareholders and their beneficial ownership of our Common Shares. The table is based upon information provided by the Selling Shareholders and other information available to the Company. The table assumes that all the shares being offered by the Selling Shareholders pursuant to this prospectus are ultimately sold in the offering. The Selling Shareholders may sell some, all or none of their common shares covered by this prospectus, and as a result the actual number of shares that will be held by such Selling Shareholder upon termination of the offering may exceed the minimum number set forth in the table.
Name of Selling Shareholder	Common Shares Owned Before Offering(1)	Percentage of Class Prior to the Offering (2)	Total Common Shares Offered Hereby	Common Shares Owned Following the Offering	Percentage of Class Following the Offering
Japan Offshore Wind Power LLC	4,102,578	10.09%	4,102,578	0	-
MOL Offshore Energy Limited	410,258	1.01%	410,258	0	-
_________________________
(1)	Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities.
(2)	Based on 40,738,704 Common Shares outstanding as of June 30, 2022.

PLAN OF DISTRIBUTION
The Selling Shareholders may sell our Common Shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, the Selling Shareholders may sell our Common Shares included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by the Selling Shareholders pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, the Selling Shareholders may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. The Selling Shareholders may enter into hedging transactions with respect to our securities. For example, any Selling Shareholders may:

•	enter into transactions involving short sales of our Common Shares by broker-dealers;
•	sell Common Shares short and deliver the shares to close out short positions;
•
enter into option or other types of transactions that require the Selling Shareholders to deliver Common Shares to a broker-dealer, who will then resell or transfer the Common Shares under this prospectus; or

•	loan or pledge the Common Shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Shareholders or borrowed from the Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The Selling Shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the Selling Shareholders that participate with the Selling Shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have informed the Selling Shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the Selling Shareholders in the market. The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our Common Shares against certain liabilities, including liabilities arising under the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, the Selling Shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our Common Shares or any securities convertible into or exchangeable for our Common Shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the Selling Shareholders’ securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our Common Shares, or sales made to or through a market maker other than on an exchange.
As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the Selling Shareholders for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act. If more than 5% of the net proceeds of any offering of Common Shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$ 2,280
Legal fees and expenses	$_______*
Accounting fees and expenses	$_______*
Miscellaneous	$_______*

Total	$_______*

* To be provided by a prospectus or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of the Company incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Eneti’s management has excluded Seajacks’ internal controls over financial reporting from Eneti’s assessment of its internal controls over financial reporting because it was acquired by Eneti in a purchase combination during the year ended December 31, 2021.
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control Over Financial Reporting) of Scorpio Tankers Inc. incorporated in this prospectus by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Atlantis Investorco Limited as of March 31, 2021 and 2020 and April 1, 2019 and for each of the two years in the period ended March 31, 2021 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO LLP, independent accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements of Atlantis Investorco Limited contains an explanatory paragraph relating to Atlantis Investorco Limited’s restatement of its consolidated financial statements as described in note 29 to the consolidated financial statements.

BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Government Filings

We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.
Further information about the Company is available on our website at www.eneti-inc.com. The information on our website does not constitute a part of this prospectus or the accompanying base prospectus.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We hereby incorporate by reference the documents listed below and certain future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:

•
Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on April 15, 2022, containing our audited consolidated financial statements and related notes thereto for the fiscal year ended December  31, 2021; and

•	Our Reports on Form 6-K, filed with the Commission on November 8, 2021, May 12, 2022, May 20, 2022, May 25, 2022, June 3, 2022 and August 3, 2022.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying base prospectus.
We have authorized only the information contained or incorporated by reference into this prospectus and the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filing or any subsequent filing we incorporated by reference into this prospectus by writing or telephoning us at the following addresses:

MONACO	NEW YORK
9, Boulevard Charles III, MC 98000 Monaco Tel: +377-9798-5715	150 East 58th Street, New York, NY 10155 Tel: (646) 432-1675

Information Provided by the Company

We will furnish holders of our Common Shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers.
I. Article VIII of the Amended and Restated Bylaws of the Registrant provides as follows:
(1) Any person who is or was a Director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Company upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the BCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent authorized by the BCA, as so amended. The Company shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director or officer of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
(2) The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Company or is or was serving at the request of the Company as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Company would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.
II. Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:
(1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.
(2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.
(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.
Item 9. Exhibits
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.
Item 10. Undertakings.
(a) The undersigned registrant hereby undertakes:
Under Rule 415 of the Securities Act,
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (g) Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(j) – (k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 5, 2022.

ENETI INC. (Registrant)
By: /s/ Hugh Baker
Name: Hugh Baker Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward S. Horton and Filana R. Silberberg his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 5, 2022.

Signature	Title

/s/ Emanuele A. Lauro	Chief Executive Officer,
Emanuele A. Lauro	Chairman and Director (Principal Executive Officer)

/s/ Robert Bugbee	President and Director
Robert Bugbee

/s/ Hugh Baker	Chief Financial Officer
Hugh Baker	(Principal Financial Officer and Principal Accounting Officer)
/s/ Roberto Giorgi	Director
Roberto Giorgi

/s/ Einar Michael Steimler	Director
Einar Michael Steimler

/s/ Christian M. Gut	Director
Christian M. Gut

/s/ Thomas Ostrander	Director
Thomas Ostrander

/s/ James B. Nish	Director
James B. Nish
/s/ Berit Ledel Henriksen	Director
Berit Ledel Henriksen

/s/ Hiroshi Tachigami	Director
Hiroshi Tachigami

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of New York, State of New York, on August 5, 2022.
SCORPIO SALT LLC

By:	/s/ Hugh Baker
Name:	Hugh Baker
Title:	Authorized Person

Exhibit Index

Number	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Common Share Certificate (1)

5.1	Opinion of Seward & Kissel LLP, Marshall Islands counsel to the Company

8.1	Opinion of Seward & Kissel LLP with respect to certain U.S. tax matters

23.1	Consent of PricewaterhouseCoopers Audit (Eneti Inc.)

23.2	Consent of 4C Offshore Ltd.

23.3	Consent of PricewaterhouseCoopers Audit (Scorpio Tankers Inc.)

23.4	Consent of BDO LLP, independent accountants

23.5	Consent of Seward & Kissel LLP (included in Exhibit 5.1 and Exhibit 8.1)

24.1	Powers of Attorney (included in the signature page hereto)

107	Calculation of Filing Fee Tables
_______________________________
(1)	Incorporated by reference to the Company’s Form 8-A12B/A, filed with the Commission on February 16, 2021.
*
To be filed either as an amendment to this Registration Statement or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this Registration Statement.